EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS SECOND QUARTER 2020 RESULTS

●	Total contract drilling revenues were $930 million (total adjusted contract drilling revenues of $983 million), compared with $759 million in the first quarter of 2020 (total adjusted contract drilling revenues of $807 million);
●	Revenue efficiency(1) was 97.2%, compared with 94.4% in the prior quarter;
●	Operating and maintenance expense was $525 million, compared with $540 million in the prior period;
●	Net loss attributable to controlling interest was $497 million, $0.81 per diluted share, compared with net loss attributable to controlling interest of $392 million, $0.64 per diluted share, in the first quarter of 2020;
●	Adjusted net loss was $1 million, excluding $496 million of net unfavorable items. This compares with adjusted net loss of $187 million, $0.30 per diluted share, in the previous quarter;
●	Adjusted EBITDA was $418 million, compared with adjusted EBITDA of $235 million in the prior quarter; and
●	Contract backlog was $8.9 billion as of the July 2020 Fleet Status Report.

STEINHAUSEN, Switzerland—July 29, 2020—Transocean Ltd. (NYSE: RIG) today reported a net loss attributable to controlling interest of $497 million, $0.81 per diluted share, for the three months ended June 30, 2020.

Second quarter 2020 results included net unfavorable items of $496 million, or $0.81 per diluted share, as follows:

●	$430 million, $0.70 per diluted share, loss on impairment of assets
●	$59 million, $0.10 per diluted share, loss on impairment of an investment in an unconsolidated affiliate
●	$10 million, $0.02 per diluted share, related to discrete tax items; and
●	$1 million in restructuring costs.

These unfavorable items were partially offset by:

●	$4 million, $0.01 per diluted share, gain on retirement of debt.

After consideration of these net unfavorable items, second quarter 2020 adjusted net loss was $1 million.

Contract drilling revenues for the three months ended June 30, 2020, increased sequentially by $171 million, primarily due to $177 million of revenues recognized in second quarter 2020, resulting from a settlement agreement with a customer for performance disputes.

Additionally, the second quarter was favorably impacted by higher revenue efficiency, and an early termination fee of $21 million for Paul B. Loyd Jr., offset by lower revenues due to reductions in dayrates and a non-cash revenue reduction of $53 million, compared to $48 million in the prior quarter, from contract intangible amortization associated with the Songa and Ocean Rig acquisitions.

Operating and maintenance expense was $525 million, compared with $540 million in the prior quarter. The sequential decrease was the result of lower in-service maintenance cost across our fleet, partially offset by $30 million of higher costs related to the COVID-19 pandemic.

General and administrative expense was $45 million, as compared to $43 million in the first quarter of 2020.

Interest expense, net of amounts capitalized, was $153 million, compared with $160 million, in the prior quarter. Interest income was $4 million, compared with $9 million in the previous quarter.

The Effective Tax Rate(2) was (6.8)%, down from 1.1% in the prior quarter. The decrease was primarily due to various discrete period tax items, including revenues recognized for settlement of disputes. The Effective Tax Rate excluding discrete items was (15.0)% compared to (9.5)% in previous quarter.

Net cash provided by (used in) operating activities were $87 million, compared to $(48) million in the prior quarter. The second quarter cash provided by operating activities increased primarily due to collections of certain receivables and decreased income tax payments.

Second quarter 2020 capital expenditures of $46 million decreased primarily due to reduced expenditures for our newbuild rigs under construction. This compares with $107 million in the previous quarter.

"I recognize and thank the entire Transocean team for producing strong second quarter operating and financial results during these unprecedented times," said Jeremy Thigpen, President and Chief Executive Officer. "Our revenue efficiency of 97% demonstrates our unwavering commitment to delivering reliable and efficient operations for our customers, while keeping personnel on our rigs safe and healthy.”

Thigpen added, “Furthermore, we are excited to have secured a contract, subject to a final investment decision by our customers, that will result in upgrading Deepwater Atlas into the industry’s second 20,000 PSI ultra-deepwater drillship. This contract is meaningful as it moves us closer towards securing backlog for our remaining newbuild drillship, and clearly demonstrates our customer’s confidence in Transocean as the undisputed leader in ultra-deepwater drilling.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 39 mobile offshore drilling units consisting of 27 ultra-deepwater floaters and 12 harsh environment floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EDT, 3 p.m. CEST, on Thursday, July 30, 2020, to discuss the results. To participate, dial +1 334-777-6978 and refer to conference code 9017399 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EDT, 6 p.m. CEST, on Thursday, July 30, 2020. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 9017399 and pin 5449. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2019, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)Revenue efficiency is defined as actual contract drilling revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues, excluding revenues for contract terminations and reimbursements, the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled “Revenue Efficiency.”

(2)Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019

Contract drilling revenues	$930	$758	$1,689	$1,512

Costs and expenses
Operating and maintenance	525	510	1,065	1,018
Depreciation and amortization	196	219	402	436
General and administrative	45	45	88	94
	766	774	1,555	1,548
Loss on impairment	(429)	(1)	(597)	(1)
Gain (loss) on disposal of assets, net	1	(10)	—	(3)
Operating loss	(264)	(27)	(463)	(40)

Other income (expense), net
Interest income	4	12	13	22
Interest expense, net of amounts capitalized	(153)	(168)	(313)	(334)
Gain (loss) on retirement of debt	4	(9)	(53)	(27)
Other, net	(56)	23	(44)	31
	(201)	(142)	(397)	(308)
Loss before income tax expense	(465)	(169)	(860)	(348)
Income tax expense	32	37	28	29

Net loss	(497)	(206)	(888)	(377)
Net income attributable to noncontrolling interest	—	2	1	2
Net loss attributable to controlling interest	$(497)	$(208)	$(889)	$(379)

Loss per share
Basic	$(0.81)	$(0.34)	$(1.45)	$(0.62)
Diluted	$(0.81)	$(0.34)	$(1.45)	$(0.62)

Weighted-average shares outstanding
Basic	615	612	615	612
Diluted	615	612	615	612

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30,	December 31,
	2020	2019

Assets
Cash and cash equivalents	$1,511	$1,790
Accounts receivable, net of allowance of $2 at June 30, 2020	703	654
Materials and supplies, net of allowance of $122 and $127 at June 30, 2020 and December 31, 2019, respectively	457	479
Restricted cash accounts and investments	437	558
Other current assets	176	159
Total current assets	3,284	3,640

Property and equipment	23,318	24,281
Less accumulated depreciation	(5,309)	(5,434)
Property and equipment, net	18,009	18,847
Contract intangible assets	507	608
Deferred income taxes, net	17	20
Other assets	1,008	990
Total assets	$22,825	$24,105

Liabilities and equity
Accounts payable	$264	$311
Accrued income taxes	42	64
Debt due within one year	578	568
Other current liabilities	704	781
Total current liabilities	1,588	1,724

Long-term debt	8,480	8,693
Deferred income taxes, net	294	266
Other long-term liabilities	1,476	1,555
Total long-term liabilities	10,250	10,514

Commitments and contingencies

Shares, CHF 0.10 par value, 824,648,925 authorized, 142,365,398 conditionally authorized, 639,674,414 issued and 614,612,545 outstanding at June 30, 2020, and 639,674,422 authorized, 142,365,398 conditionally
authorized, 617,970,525 issued and 611,871,374 outstanding at December 31, 2019	60	59
Additional paid-in capital	13,438	13,424
Accumulated deficit	(2,188)	(1,297)
Accumulated other comprehensive loss	(329)	(324)
Total controlling interest shareholders’ equity	10,981	11,862
Noncontrolling interest	6	5
Total equity	10,987	11,867
Total liabilities and equity	$22,825	$24,105

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six months ended
	June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(888)	$(377)
Adjustments to reconcile to net cash provided by operating activities:
Contract intangible asset amortization	101	92
Depreciation and amortization	402	436
Share-based compensation expense	15	19
Loss on impairment	597	1
Loss on impairment of investment in unconsolidated affiliate	59	—
Loss on disposal of assets, net	—	3
Loss on retirement of debt	53	27
Deferred income tax expense	30	109
Other, net	32	11
Changes in deferred revenues, net	(10)	4
Changes in deferred costs, net	(4)	(6)
Changes in other operating assets and liabilities, net	(348)	(217)
Net cash provided by operating activities	39	102

Cash flows from investing activities
Capital expenditures	(153)	(138)
Proceeds from disposal of assets, net	3	40
Investments in unconsolidated affiliates	(6)	(62)
Proceeds from maturities of unrestricted and restricted investments	—	123
Other, net	—	3
Net cash used in investing activities	(156)	(34)

Cash flows from financing activities
Proceeds from issuance of debt, net of discounts and issue costs	743	1,056
Repayments of debt	(1,009)	(834)
Other, net	(18)	(26)
Net cash provided by (used in) financing activities	(284)	196

Net increase (decrease) in unrestricted and restricted cash and cash equivalents	(401)	264
Unrestricted and restricted cash and cash equivalents, beginning of period	2,349	2,589
Unrestricted and restricted cash and cash equivalents, end of period	$1,948	$2,853

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Contract Drilling Revenues (in millions)	2020	2020	2019	2020	2019
Contract drilling revenues
Ultra-deepwater floaters	$636	$528	$486	$1,164	$962
Harsh environment floaters	293	220	251	513	509
Deepwater floaters	—	—	1	—	7
Midwater floaters	1	11	20	12	34
Total contract drilling revenues	$930	$759	$758	$1,689	$1,512

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Average Daily Revenue (1)	2020	2020	2019	2020	2019
Ultra-deepwater floaters	$296,500	$332,600	$335,400	$314,800	$337,600
Harsh environment floaters	331,900	303,100	301,700	317,000	293,700
Midwater floaters	99,400	112,600	163,700	111,400	122,200
Total drilling fleet	$307,800	314,900	$314,900	$311,300	$310,700

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Utilization (2)	2020	2020	2019	2020	2019
Ultra-deepwater floaters	61%	61%	50%	61%	48%
Harsh environment floaters	80%	63%	76%	71%	78%
Midwater floaters	25%	39%	39%	37%	40%
Total drilling fleet	66%	60%	56%	63%	56%

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Revenue Efficiency (3)	2020	2020	2019	2020	2019
Ultra-deepwater floaters	98%	97%	98%	98%	99%
Harsh environment floaters	97%	89%	95%	93%	95%
Midwater floaters	79%	87%	130%	86%	111%
Total drilling fleet	97%	94%	98%	96%	98%

(1) Average daily revenue is defined as contract drilling revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual contract drilling revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues, excluding revenues for contract terminations and reimbursements, the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)

	YTD	QTD	YTD
	06/30/20	06/30/20	03/31/20
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(889)	$(497)	$(392)
Restructuring costs	1	1	—
Loss on impairment of investment in unconsolidated affiliate	59	59	—
Loss on impairment of assets	597	430	167
(Gain) loss on retirement of debt	53	(4)	57
Discrete tax items	(9)	10	(19)
Net loss, as adjusted	$(188)	$(1)	$(187)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(1.45)	$(0.81)	$(0.64)
Restructuring costs	—	—	—
Loss on impairment of investment in unconsolidated affiliate	0.10	0.10	—
Loss on impairment of assets	0.97	0.70	0.28
(Gain) loss on retirement of debt	0.09	(0.01)	0.09
Discrete tax items	(0.02)	0.02	(0.03)
Diluted loss per share, as adjusted	$(0.31)	$—	$(0.30)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/19	12/31/19	09/30/19	09/30/19	06/30/19	06/30/19	03/31/19
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(1,255)	$(51)	$(1,204)	$(825)	$(379)	$(208)	$(171)
Acquisition and restructuring costs	6	5	1	—	1	1	—
Gain on bargain purchase	(11)	—	(11)	—	(11)	(9)	(2)
Loss on impairment of assets	609	25	584	583	1	1	—
(Gain) loss on disposal of assets, net	5	(2)	7	6	1	2	(1)
Gain on terminated construction contracts	(132)	(132)	—	—	—	—	—
Loss on retirement of debt	41	2	39	12	27	9	18
Discrete tax items and other, net	(150)	(110)	(40)	(10)	(30)	(5)	(25)
Net loss, as adjusted	$(887)	$(263)	$(624)	$(234)	$(390)	$(209)	$(181)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(2.05)	$(0.08)	$(1.97)	$(1.35)	$(0.62)	$(0.34)	$(0.28)
Acquisition and restructuring costs	0.01	0.01	—	—	—	—	—
Gain on bargain purchase	(0.02)	—	(0.02)	—	(0.02)	(0.01)	—
Loss on impairment of assets	0.99	0.04	0.97	0.96	—	—	—
(Gain) loss on disposal of assets, net	0.01	—	0.01	0.01	—	—	—
Gain on terminated construction contracts	(0.22)	(0.22)	—	—	—	—	—
Loss on retirement of debt	0.07	—	0.06	0.02	0.05	0.01	0.03
Discrete tax items and other, net	(0.24)	(0.18)	(0.07)	(0.02)	(0.05)	—	(0.05)
Diluted loss per share, as adjusted	$(1.45)	$(0.43)	$(1.02)	$(0.38)	$(0.64)	$(0.34)	$(0.30)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	YTD
	06/30/20	06/30/20	03/31/20

Contract drilling revenues	$1,689	$930	$759
Contract intangible amortization	101	53	48
Adjusted Contract Drilling Revenues	$1,790	$983	$807

Net loss	$(888)	$(497)	$(391)
Interest expense, net of interest income	300	149	151
Income tax expense (benefit)	28	32	(4)
Depreciation and amortization	402	196	206
Contract intangible amortization	101	53	48
EBITDA	(57)	(67)	10

Restructuring costs	1	1	—
Loss on impairment of assets	597	429	168
(Gain) loss on retirement of debt	53	(4)	57
Loss on impairment of investment in unconsolidated affiliate	59	59	—
Adjusted EBITDA	$653	$418	$235

EBITDA margin	(3)%	(7)%	1%
Adjusted EBITDA margin	36%	43%	29%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/19	12/31/19	09/30/19	09/30/19	06/30/19	06/30/19	03/31/19

Contract drilling revenues	$3,088	$792	$2,296	$784	$1,512	$758	$754
Contract intangible amortization	187	47	140	48	92	47	45
Adjusted Contract Drilling Revenues	$3,275	$839	$2,436	$832	$1,604	$805	$799

Net loss	$(1,257)	$(55)	$(1,202)	$(825)	$(377)	$(206)	$(171)
Interest expense, net of interest income	617	150	467	155	312	156	156
Income tax expense (benefit)	59	(24)	83	54	29	37	(8)
Depreciation and amortization	855	207	648	212	436	219	217
Contract intangible amortization	187	47	140	48	92	47	45
EBITDA	461	325	136	(356)	492	253	239

Acquisition and restructuring costs	6	5	1	—	1	1	—
Loss on impairment of assets	609	25	584	583	1	1	—
(Gain) loss on disposal of assets, net	5	(2)	7	6	1	2	(1)
Gain on bargain purchase	(11)	—	(11)	—	(11)	(9)	(2)
Loss on retirement of debt	41	2	39	12	27	9	18
Gain on termination of construction contracts	(132)	(132)	—	—	—	—	—
Adjusted EBITDA	$979	$223	$756	$245	$511	$257	$254

EBITDA margin	14%	39%	6%	(43)%	31%	31%	30%
Adjusted EBITDA margin	30%	27%	31%	29%	32%	32%	32%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Loss before income taxes	$(465)	$(395)	$(169)	$(860)	$(348)
Acquisition and restructuring costs	1	—	1	1	1
Gain on bargain purchase	—	—	(9)	—	(11)
Loss on impairment of assets	429	168	1	597	1
Loss on impairment of investment in unconsolidated affiliate	59	—	—	59	—
Loss on disposal of assets, net	—	—	2	—	1
(Gain) loss on retirement of debt	(4)	57	9	53	27
Adjusted income (loss) before income taxes	$20	$(170)	$(165)	$(150)	$(329)

Revenues recognized for the settlement of disputes	(157)			(157)
Adjusted income (loss) before income taxes for determining effective tax rate	(137)			(307)

Income tax expense (benefit)	$32	$(4)	$37	$28	$29
Acquisition and restructuring costs	—	—	—	—	—
Gain on bargain purchase	—	—	—	—	—
Loss on impairment of assets	(1)	1	—	—	—
Loss on impairment of investment in unconsolidated affiliate	—	—	—	—	—
Loss on disposal of assets, net	—	—	—	—	—
(Gain) loss on retirement of debt	—	—	—	—	—
Changes in estimates (1)	(8)	19	5	11	30
Revenues recognized for the settlement of disputes	(2)	—	—	(2)	—
Adjusted income tax expense (2)	$21	$16	$42	$37	$59

Effective Tax Rate (3)	(6.8)%	1.1%	(21.9)%	(3.2)%	(8.3)%

Effective Tax Rate, excluding discrete items (4)	(15.0)%	(9.5)%	(25.4)%	(12.0)%	(18.0)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended June 30, 2020 included $32 million of additional tax expense, reflecting the cumulative effect of an increase in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense divided by income before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.